United States
Securities and Exchange Commission
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PolyMedica Corporation
(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL MATTERS
ITEM ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
Compensation of Executive Officers
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
Comparative Stock Performance
Section 16(a) Beneficial Ownership Reporting Compliance
ITEM TWO RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

POLYMEDICA CORPORATION
701 EDGEWATER DRIVE
WAKEFIELD, MASSACHUSETTS 01880

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on September 19, 2006

TO THE SHAREHOLDERS:

The 2006 Annual Meeting of Shareholders of PolyMedica Corporation, a Massachusetts corporation (“PolyMedica”), will be held at the Sheraton Colonial Hotel, One Audubon Road, Wakefield, Massachusetts, on Tuesday, September 19, 2006, at 9:00 a.m., local time, to consider and act upon the following matters:

1.	To elect three Class III Directors for the ensuing three years;

2.	To ratify the selection of PricewaterhouseCoopers LLP as PolyMedica’s independent accountants for the fiscal year ending March 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on July 24, 2006 are entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

Devin J. Anderson, Secretary
Wakefield, Massachusetts
July 26, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

POLYMEDICA CORPORATION
701 EDGEWATER DRIVE
WAKEFIELD, MASSACHUSETTS 01880

PROXY STATEMENT

for the 2006 Annual Meeting of Shareholders
to be held on September 19, 2006

GENERAL MATTERS

The enclosed proxy is solicited by the Board of Directors (the “Board”) of PolyMedica Corporation (the “Company” or “PolyMedica”), a Massachusetts corporation, for use at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Sheraton Colonial Hotel, One Audubon Road, Wakefield, Massachusetts, on Tuesday, September 19, 2006, at 9:00 a.m., local time, and at any adjournment or adjournments of that meeting.

All proxies will be voted in accordance with the instructions contained in the applicable proxy, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by delivery of written revocation to the Secretary of PolyMedica, or by voting in person at the Annual Meeting.

PolyMedica’s Annual Report for the fiscal year ended March 31, 2006 is being mailed to shareholders with the mailing of this Notice and Proxy Statement on or about July 28, 2006.

A copy of PolyMedica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 as filed with the Securities and Exchange Commission on June 9, 2006, without exhibits, will be furnished without charge to any shareholder upon written request to Corporate Controller, PolyMedica Corporation, 701 Edgewater Drive, Wakefield, Massachusetts 01880.

Quorum and Vote Requirement

On July 24, 2006, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding and entitled to vote an aggregate of 23,331,177 shares of common stock of PolyMedica, $0.01 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote. An alphabetical list of the names of all PolyMedica shareholders entitled to notice of the meeting, their addresses and number of shares held by each shareholder is available for inspection by any shareholder at the Annual Meeting or at the Company’s corporate offices at 701 Edgewater Drive, Wakefield, Massachusetts 01880.

The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote on each matter presented at the Annual Meeting shall constitute a quorum for such matter. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the Annual Meeting.

The affirmative vote of holders of a plurality of votes cast by the shareholders entitled to vote on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and properly cast on each matter is required for the ratification of the selection of PricewaterhouseCoopers LLP as PolyMedica’s independent accountants.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, abstentions are considered to be shares present, or represented in determining whether a quorum exists on a given matter.

Revoking a Previously Delivered Proxy

A proxy that is properly submitted may be revoked at any time before it is exercised. For a shareholder “of record,” meaning one whose shares are registered in his or her own name, to revoke a proxy, the shareholder may either:

•	send another signed proxy card with a later date to the address indicated on the proxy card;

•	send a letter revoking the shareholder’s proxy to our Secretary at our principal address; or

•	attend the Annual Meeting and vote in person.

A “beneficial holder” whose shares are registered in another name, for example in “street name,” must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.

Voting in Person

Shareholders that attend the Annual Meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the meeting.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of PolyMedica’s Common Stock as of July 25, 2006:

•	by each person who is known by PolyMedica to own beneficially more than 5% of the outstanding shares of Common Stock;

•	by each director and nominee for director;

•	by each of the executive officers named in the Summary Compensation table; and

•	by all current directors and executive officers of PolyMedica as a group.

The number of shares beneficially owned by each 5% shareholder, director or executive officer is determined under rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after July 25, 2006 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or entity, any shares which that person or entity has the right to acquire within 60 days after July 25, 2006, are deemed to be outstanding with respect to such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of July 24, 2006, there were 23,331,177 shares of Common Stock issued and outstanding.

	Number of Shares	Percentage of
	Common Stock	Common Stock
Name and Address of Beneficial Owner(1)	Beneficially Owned	Outstanding

Westfield Capital Management Co., LLC(2)	1,876,874	8.0%
One Financial Center, 24th Floor Boston, MA 02111
TimesSquare Capital Management, LLC(3)	1,521,684	6.5%
Four Times Square, 25th Floor New York, NY 10036
M.A. Weatherbie Co., Inc.(4)	1,460,841	6.3%
265 Franklin Street, Suite 1601 Boston, MA 02110
Wellington Management Company, LLP(5)	1,164,600	5.0%
75 State St., Boston, MA 02109
Patrick T. Ryan(6)	373,392	1.6%
Stephen C. Farrell(7)	272,979	1.2%
Samuel L. Shanaman(8)	269,648	1.1%
Keith W. Jones(9)	162,861	*
Daniel S. Bernstein, M.D.(10)	92,320	*
Frank W. LoGerfo, M.D.(11)	82,802	*
Marcia J. Hooper(12)	80,376	*
Walter R. Maupay, Jr.(13)	78,442	*
Devin J. Anderson(14)	55,230	*
Edward A. Burkhardt(15)	42,802	*
Thomas O. Pyle(16)	18,302	*
William C. Van Faasen(17)	6,802	*
James J. Mahoney, Jr.(18)	4,157	*
Alan D. Solomont(19)	2,802	*
Krishna G. Palepu(20)	690	*
All current directors and executive officers as a group (15 persons)(20)	1,543,605	6.3%

*	Represents holdings of less than one percent.

(1)	The address of each director and officer is c/o PolyMedica Corporation, 701 Edgewater Drive, Wakefield, MA 01880.

(2)	Based solely upon a Schedule 13G/A filed by Westfield Capital Management Co., LLC (“Westfield”) on February 14, 2006 pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), setting forth Westfield’s beneficial ownership as of December 31, 2005. Westfield has sole voting power over 1,267,297 of these shares and sole dispositive power over all of these shares.

(3)	Based solely upon a Schedule 13G filed by TimesSquare Capital Management, LLC (“TimesSquare”) on February 10, 2006 pursuant to the Exchange Act, setting forth TimesSquare’s beneficial ownership as of December 31, 2005. These shares are owned by investment advisory clients of TimesSquare. In its role are investment advisor, TimesSquare has sole voting power over 1,285,519 of these shares and sole dispositive power over all of these shares.

(4)	Based solely upon a Schedule 13G/A filed by M.A. Weatherbie & Co., Inc. (“Weatherbie”) on February 10, 2006 pursuant to the Exchange Act, setting forth Weatherbie’s beneficial ownership as of December 31, 2005.

Weatherbie, a registered investment advisor, disclaims ownership of all of these shares, which are owned by several accounts managed by Weatherbie, which has sole voting power over 1,155,330 of theses shares and sole dispositive power over all of these shares.

(5)	Based solely upon a Schedule 13G/A filed by Wellington Management Company, LLP (“Wellington”) on February 14, 2006 pursuant to the Exchange Act, setting forth Wellington’s beneficial ownership as of December 31, 2005. Wellington, a registered investment advisor, disclaims ownership of these shares, which are owned by clients of Wellington, shares power to vote or to direct the vote with respect to 579,700 of these shares and shares power to dispose or to direct the disposition of all of these shares.

(6)	Includes 225,000 shares issuable upon exercise of outstanding stock options held by Mr. Ryan that are exercisable within 60 days after July 25, 2006 and 148,000 shares of restricted stock.

(7)	Includes 207,747 shares issuable upon exercise of outstanding stock options held by Mr. Farrell that are exercisable within 60 days after July 25, 2006 and 50,000 shares of restricted stock.

(8)	Includes 680 shares held by Mr. Shanaman’s spouse, 225,000 shares issuable upon exercise of outstanding stock options held by Mr. Shanaman that are exercisable within 60 days after July 25, 2006, and 2,802 shares of restricted stock.

(9)	Includes 112,500 shares issuable upon exercise of outstanding stock options held by Mr. Jones that are exercisable within 60 days after July 25, 2006 and 50,000 shares of restricted stock.

(10)	Includes 500 shares held by Dr. Bernstein’s spouse, 79,500 shares issuable upon exercise of outstanding stock options held by Dr. Bernstein that are exercisable within 60 days after July 25, 2006, and 2,802 shares of restricted stock.

(11)	Includes 76,000 shares issuable upon exercise of outstanding stock options held by Dr. LoGerfo that are exercisable within 60 days after July 25, 2006, and 2,802 shares of restricted stock.

(12)	Includes 60,250 shares issuable upon exercise of outstanding stock options held by Ms. Hooper that are exercisable within 60 days after July 25, 2006, and 2,802 shares of restricted stock.

(13)	Includes 490 shares held by Mr. Maupay’s spouse and 40,000 shares issuable upon exercise of outstanding stock options held by Mr. Maupay that are exercisable within 60 days after July 25, 2006, and 2,802 shares of restricted stock.

(14)	Includes 34,947 shares issuable upon exercise of outstanding stock options held by Mr. Anderson that are exercisable within 60 days after July 25, 2006 and 8,333 shares of restricted stock.

(15)	Includes 35,000 shares issuable upon exercise of outstanding stock options held by Mr. Burkhardt that are exercisable within 60 days after July 25, 2006, and 2,802 shares of restricted stock.

(16)	Includes 14,000 shares issuable upon exercise of outstanding stock options held by Mr. Pyle that are exercisable within 60 days after July 25, 2006, and 2,802 shares of restricted stock.

(17)	Includes 4,000 shares issuable upon exercise of outstanding stock options held by Mr. Van Faasen that are exercisable within 60 days after July 26, 2006, and 2,802 shares of restricted stock.

(18)	Includes 2,157 shares of restricted stock.

(19)	Consists entirely of shares of restricted stock.

(20)	Consists entirely of shares of restricted stock.

(21)	Includes 1,113,944 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days after July 25, 2006 and 249,523 shares of restricted stock.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under PolyMedica’s equity compensation plans as of March 31, 2006:

(c)
Number of
	(a)				securities remaining
	Number of				available for
	securities to		(b)		future issuance
	be issued		Weighted-average exercise		under equity
	upon exercise		price of		compensation plans
	of outstanding		outstanding options,		(excluding securities
	options, warrants		warrants and		reflected in
Plan Category	and rights		rights		column (a))

Equity compensation plans approved by security holders(1)	3,188,358	(2)	$29.36	(2)	1,844,013	(3)
Equity compensation plans not approved by security holders

Total	3,188,358		$29.36		1,844,013

(1)	Consists of the following Company equity compensation plans: 1992 Employee Stock Purchase Plan (the “1992 ESPP”), 1992 Directors’ Stock Option Plan, 1998 Stock Incentive Plan, the 2000 Stock Incentive Plan (the “2000 Plan”), and the 2001 Employee Stock Purchase Plan (the “2001 ESPP”). Shares of Common Stock are available for issuance only under the 1992 ESPP, the 2000 Plan, and the 2001 ESPP.

(2)	Excludes 164,615 shares issuable under the 1992 ESPP and the 2001 ESPP in connection with the current and future offering periods; such shares are included in column (c) of the table.

(3)	Includes 1,679,398 shares available for issuance pursuant to the 2000 Plan. The 2000 Plan provides for the issuance of incentive stock options, non-qualified stock options, restricted stock and unrestricted stock to PolyMedica’s employees, officers, directors, consultants and advisors. The amount of restricted stock which may be issued is limited to 1,287,613 shares of which 1,040,845 are available for future issuances. Also includes 164,615 shares issuable under the 1992 ESPP and the 2001 ESPP in connection with the current and future offering periods.

ITEM ONE
ELECTION OF DIRECTORS

PolyMedica has a classified Board which after the Annual Meeting will consist of four Class I Directors, four Class II Directors and three Class III Directors. After the Annual Meeting, the Class I, Class II and Class III Directors will serve until the annual meetings of shareholders to be held in 2007, 2008 and 2009, respectively, and until their respective successors are elected and qualified. At each annual meeting of shareholders, one class of directors is elected for a full term of three years to succeed the class whose term is expiring.

The persons named in the enclosed proxy will vote to elect Walter R. Maupay, Jr., Patrick T. Ryan and William C. Van Faasen as Class III Directors unless the authority to vote for the election of these nominees is withheld by marking the proxy to that effect. Proxies may not be voted for more than 3 nominees. Mr. Maupay, Mr. Ryan and Mr. Van Faasen are currently Class III Directors of PolyMedica. Dr. Daniel S. Bernstein is also currently a Class III Director, but Dr. Bernstein has notified the Company that he will retire from his position as a Director effective as of the Annual Meeting. On Dr. Bernstein’s retirement the number of Class III Directors will be reduced from four to three.

If elected, Mr. Maupay, Mr. Ryan and Mr. Van Faasen will hold office until the 2009 Annual Meeting of Shareholders. In the event a successor is not chosen at such meeting each of these Directors will serve until their successors are duly elected and qualified. Mr. Maupay, Mr. Ryan, and Mr. Van Faasen have indicated their willingness to serve if elected; however, if any of these three nominees is unable to serve, the proxies may be voted for a substitute nominee designated by the Board. It is not presently contemplated that any of the nominees will be unable to serve and the Board has no reason to believe that any of these nominees will be unable to serve if elected.

Set forth below for each member of the Board, including the nominees, is the name, age, length of service as a Company director, information provided to the Company by each such person concerning all positions he or she holds or has held with PolyMedica, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock of PolyMedica beneficially owned by him or her on July 26, 2006, and the percentage of all outstanding shares of Common Stock beneficially owned by him or her on such date, appears above under “Stock Ownership of Certain Beneficial Owners and Management.” Daniel S. Bernstein is currently a member of the Board, but the information below does not include information for Mr. Bernstein because of his plans to retire from his position as a member of the Board effective as of the Annual Meeting.

Directors Whose Terms
Expire in 2007
(Class I Directors)

Frank W. LoGerfo, M.D., age 65, has served as a director of PolyMedica since 1994.

Dr. LoGerfo is Chief, Division of Vascular Surgery, Beth Israel Deaconess Medical Center. Dr. LoGerfo has served as William V. McDermott Professor of Surgery at Harvard Medical School since 1991.

Marcia J. Hooper, age 52, has served as a director of PolyMedica since 1991.

Ms. Hooper has been a partner at Castile Ventures since 2002. From 1996 to 2002, she was a Vice President and Partner of Advent International Corporation. Ms. Hooper also served as General Partner of Viking Partners Capital Limited Partnership from 1994 to 1996 and as a General Partner of three venture capital funds of Ampersand Ventures from 1985 to 1993. Ms. Hooper received a Masters in Business Administration from Harvard Business School in 1985.

Edward A. Burkhardt, age 68, has served as a director of PolyMedica since May 2002.

Mr. Burkhardt serves as President of Rail World, Inc., a company he founded in 1999, and heads several other rail operations in the U.S., Estonia and Poland. Mr. Burkhardt also served as Chairman and Chief Executive Officer of Wisconsin Central Transportation Corporation and as Chairman and Chief Executive Officer of English Welsh

and Scottish Railway Ltd, where he led the investor group that purchased five railway operations from the British Railway Board. Mr. Burkhardt also served as Chairman of Tranz Rail Ltd. Mr. Burkhardt currently serves as a director of Valeant Pharmaceuticals International.

James J. Mahoney, Jr., age 63, has served as a director of PolyMedica since November 2005.

Mr. Mahoney currently serves as President and Advisor of the Mahoney Group, a private financial consulting firm that Mr. Mahoney founded in 2004. Prior to founding the Mahoney Group, he co-founded the venture capital and equity investment firm HLM Management Company, where he spent 20 years working with portfolio companies in technology, health care services, medical technology and business services. Mr. Mahoney has also served as general partner for Cowen & Company and as a securities analyst at Keystone Custodian Funds. Mr. Mahoney began his career in finance at Touche Ross & Company. Mr. Mahoney currently serves as a director of Aspect Medical Systems and several privately held companies. Mr. Mahoney also serves as a trustee of Beth Israel Deaconess Hospital — Needham and Blessed John XXIII National Seminary.

Directors Whose Terms
Expire in 2008
(Class II Directors)

Thomas O. Pyle, age 66, has served as a director of PolyMedica since June 2004 and Chairman of the Board of Directors since September 2005.

Mr. Pyle served as the Chief Executive Officer at Harvard Community Health Plan from 1978 to 1991 and as Chief Executive Officer of MetLife HealthCare from 1993 to 1994 where he initiated the combination of the MetLife health insurance business with that of Travelers. Mr. Pyle was retired from 1994 to April 2001. From April 2001 to June 2003, Mr. Pyle served as Chairman of PrivaSource, a startup company focusing on HIPAA compliance. Mr. Pyle also served as Chief Executive Officer of PrivaSource from April 2001 to April 2002. Mr. Pyle currently serves as a director of Entegris Corp, and served as a director of its predecessor, Mykrolis Corporation from February 2001 to August 2005.

Samuel L. Shanaman, age 65, has served as a director of PolyMedica since November 2001, was Chairman from January 2004 to September 2005, and served as interim Chief Executive Officer from August 2002 to September 2004.

From 1990 to 1998, Mr. Shanaman served in various roles at The J. Jill Group, Inc. including President and Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, and remained on their Board of Directors until 2004. Mr. Shanaman was retired from 1998 to 2002.

Alan D. Solomont, age 57, has served as a director of PolyMedica since the 2005 Annual Meeting of Shareholders.

Mr. Solomont is Chairman of Solomont Bailis Ventures, LLC, which invests in early stage healthcare and eldercare companies. He is also the co-founder of Houseworks, LLC, whose mission is to help seniors remain independent at home. Mr. Solomont was formerly Chairman and CEO of the ADS Group, a leading provider of eldercare services in New England. In 1996, the ADS Group was sold to Multicare Companies which is now part of Genesis Health Ventures. In addition to serving on many not-for-profit Boards, including Boston Medical Center and Tufts University, Mr. Solomont is a Director of Boston Private Bank and Trust Company, Aveta Inc., and Allegiance Hospice, Inc.

Krishna G. Palepu, age 52, has served as a director of PolyMedica since June 2006.

Professor Palepu is the Ross Graham Walker Professor of Business Administration and Senior Associate Dean, Director of Research, at the Harvard Business School where he has been on the faculty for over 20 years. Professor Palepu’s research focuses on strategy and governance. He is the Chair of Harvard Business School’s Middle East Initiative, and the “China CEOs” program. Professor Palepu is a coauthor of the widely used and award winning book, Business Analysis and Valuation: Text and Cases. Professor Palepu is a member of the Board of Directors of Dr. Reddy’s Laboratories and Satyam Computer Services, two leading Indian companies traded on the New York Stock Exchange, and Brooks Automation, Inc. a NASDAQ listed company. He is also on the board of Enamics, Inc., a technology start-up, and the Harvard Business School Publishing Company, a not-for-profit enterprise owned by Harvard Business School.

Nominees for
Directors for Terms to
Expire in 2009
(Class III Directors)

Walter R. Maupay, Jr., age 67, has served as a director of PolyMedica since May 2002.

Mr. Maupay also served as a director of PolyMedica from 1990 through March 1995. Mr. Maupay was President of Merck & Co., Inc.’s Calgon Vestal Laboratories division from 1988 to 1994, culminating a 33-year career as an executive at Merck. He continued as President of Calgon Vestal after its sale to Bristol-Myers Squibb in 1994 where he directed Calgon Vestal’s transition and integration teams prior to retiring in 1995. Mr. Maupay currently serves as a director of SyntheMed, Inc. and Cubist Pharmaceuticals, Inc. Mr. Maupay is also a director and non-executive chair of Kensey Nash Corporation.

Patrick T. Ryan, age 48, has served as a director of PolyMedica since September 2004.

Mr. Ryan joined PolyMedica in September 2004 as President, Chief Executive Officer and Director. He has been in the healthcare field since 1980, with specific experience in operations, strategic development, service, sales and finance. Most recently, Mr. Ryan served as the Chairman and Chief Executive Officer of Physicians Dialysis, Inc. From the company’s inception in 2000, Mr. Ryan led Physicians Dialysis, Inc. through several rounds of financing and created a nationwide network of 24 dialysis clinics. Physicians Dialysis was the nation’s sixth largest dialysis provider when it was acquired in September 2004. Previously, Mr. Ryan served as President and Chief Executive Officer of Principalcare Inc., a company specializing in women’s healthcare. Mr. Ryan also served as President and Chief Executive Officer of ImageAmerica Inc., a publicly-traded company that provided multi-modality medical diagnostic imaging services. Mr. Ryan has served as a director for numerous private companies and three public companies. Mr. Ryan is currently a director of Affiliated Managers Group, Inc., a public company.

William C. Van Faasen, age 57, has served as a director of PolyMedica since May 2005.

Mr. Van Faasen is currently Chairman of Blue Cross & Blue Shield of Massachusetts, or BCBSMA. Mr. Van Faasen served as Chief Executive Officer of BCBSMA for almost 13 years. He joined BCBSMA as Executive Vice President and Chief Operating Officer in 1990. Mr. Van Faasen began his career with the Blue Cross Blue Shield of Michigan in 1972, where he held various positions in operational, marketing and healthcare affairs prior to his appointment as Senior Vice President, Operational Services, from 1988 to 1990. Mr. Van Faasen also has significant public and private company board experience, currently serving on the Boards of Directors of IMS Health, Liberty Mutual Group, and NSTAR, as well as the United Way of Massachusetts Bay and honorary director of Greater Boston Chamber of Commerce.

CORPORATE GOVERNANCE

PolyMedica’s Board of Directors believes that good corporate governance is important to ensure that PolyMedica is managed for the long-term benefit of shareholders. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on the Company’s website at www.polymedica.com. Alternatively, you can request a copy of any of these documents by writing to Secretary, PolyMedica Corporation, 701 Edgewater Drive, Wakefield, Massachusetts 01880.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to assist its members in the exercise of their duties and responsibilities and to serve in the best interests of the Company and its shareholders. These guidelines, which provide a framework for the conduct of the Board of Directors’ business, provide that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board of Directors shall be independent directors;

•	when the chairman of the Board of Directors is not an independent director, that the non-management members of the Board of Directors must appoint a Lead Director;

•	the non-management directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board of Directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of Ms. Hooper, Dr. LoGerfo, Professor Palepu, or Messrs. Burkhardt, Maupay, Mahoney, Pyle, Solomont or Van Faasen has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board of Directors Meetings and Attendance

The Board of Directors met 12 times during the year ended March 31, 2006, either in person or by teleconference. During the year ended March 31, 2006, each director attended at least 75% of the aggregate of the number of Board of Directors meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Shareholders

The Board of Directors does not require members to attend the Annual Meeting of Shareholders. All members of the Board of Directors attended the 2005 Annual Meeting of Shareholders held on September 23, 2005.

Board of Directors Committees

The Board of Directors has established standing Audit, Compensation, and Nominating and Corporate Governance committees. Each committee operates under a charter that has been approved by the Board of Directors. A current copy of each committee’s charter is posted on the Corporate Governance section of the Company’s website, www.polymedica.com. In addition, the Board of Directors has established an Executive Committee and a Compliance Committee.

The Board of Directors has determined that all of the members of each committee are independent as defined under the NASDAQ rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the NASDAQ rules that apply to the Company and otherwise satisfy NASDAQ’s eligibility requirements for Audit Committee membership.

Audit Committee.  The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditors;

•	overseeing the work of the Company’s independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	coordinating the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 12 and 13 of this proxy statement).

The Board of Directors has determined that Ms. Hooper is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

During the fiscal year ended March 31, 2006, the Audit Committee met 11 times and the members of the committee were Ms. Hooper (Chair), Mr. Burkhardt, Mr. Maupay, Mr. Solomont, and Mr. Mahoney. Mr. Solomont replaced Mr. Maupay as a committee member on September 23, 2005. Mr. Mahoney replaced Mr. Solomont on the committee on November 18, 2005.

Compensation Committee.  The Compensation Committee’s responsibilities include:

•	annually reviewing and recommending to the Board of Directors for approval the corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation;

•	reviewing and recommending to the Board of Directors for approval the compensation level for the CEO;

•	after receiving recommendations from the CEO, reviewing and approving the compensation of the Company’s other executive officers;

•	reviewing and recommending to the Board of Directors for approval the implementation and any modifications to the Company’s equity incentive plans;

•	reviewing and recommending director compensation to the Board of Directors for approval; and

•	reviewing and recommending to the Board of Directors individual stock option and restricted stock grants which exceed 100,000 shares of the Company common stock, in the case of stock options, and 33,333 shares of the Company common stock, in the case of restricted stock grants.

During the fiscal year ended March 31, 2006, the Compensation Committee met 7 times and the members of the committee included Mr. Pyle (Chair prior to November 18, 2005), Dr. Bernstein, Ms. Hooper, Mr. Mahoney, Mr. Solomont, and Mr. Van Faasen (Chair). Mr. Van Faasen joined the Compensation Committee on May 16, 2005 and replaced Mr. Pyle as Chair of the committee on November 18, 2005. Ms. Hooper resigned from the committee on September 23, 2005. Mr. Mahoney and Mr. Solomont joined on November 18, 2005.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

•	developing and recommending to the Board of Directors corporate governance principles; and

•	overseeing an annual evaluation of the Board of Directors.

During the fiscal year ended March 31, 2006, the Nominating and Corporate Governance Committee met 8 times and the members of the committee were Mr. Maupay (Chair), Mr. Burkhardt, Mr. Pyle and Mr. Van Faasen. Mr. Van Faasen joined the Nominating and Corporate Governance Committee on May 16, 2005 and was replaced by Mr. Pyle on November 18, 2005.

Executive Committee.  PolyMedica has a standing Executive Committee of the Board of Directors which, among other things, is empowered to act on behalf of the Board of Directors in circumstances where prompt action is required and it is not feasible to convene a meeting of the Board of Directors. The Executive Committee also acts as a convenient forum in which the chairpersons of the Audit, Nominating, Corporate Governance, Compensation and Compliance Committees can meet with the Chief Executive Officer and General Counsel to prepare for, set agendas for, and report on, meetings of the full Board of Directors and of those committees. During the fiscal year ended March 31, 2006, the members of the Executive Committee were Mr. Ryan (Chair), Ms. Hooper, Dr. LoGerfo and Messrs. Maupay, Stone, Shanaman, Van Faasen and Pyle. The Executive Committee met 3 times during the fiscal year ended March 31, 2006. Mr. Stone resigned from the Executive Committee on May 16, 2005 and Mr. Shanaman resigned on September 23, 2005. Dr. LoGerfo and Mr. Pyle joined the Executive Committee on May 16, 2005. Mr. Van Faasen joined the committee on November 18, 2005.

Compliance Committee.  PolyMedica has a standing Compliance Committee of the Board of Directors, which among other things, oversees the Company’s compliance program and plan, to promote compliance with all federal and state laws and regulations, and the program requirements of federal and private health care programs. During the fiscal year ended March 31, 2006, the Compliance Committee held 6 meetings and the members of the committee were Drs. Bernstein and LoGerfo (Chair) and Messrs. Maupay, Shanaman, and Solomont. Messrs. Shanaman, and Solomont joined the committee and Mr. Maupay resigned from the committee on September 23, 2005.

There are no family relationships between or among any officers or directors of PolyMedica.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board of Directors.

In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all shareholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the Board of Directors to fulfill its responsibilities.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Common Stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, PolyMedica Corporation, 701 Edgewater Drive, Wakefield, Massachusetts 01880. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.

Shareholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board of Directors, by following the procedures set forth under “Deadline for Submission of Shareholder Proposals for the 2006 Annual Meeting.” Candidates nominated by shareholders in accordance with the procedures set forth in the bylaws will not be included in the Company’s proxy card for the next annual meeting.

Professor Palepu, who was appointed to the Board of Directors in June 2006, and Mr. Mahoney, who was appointed in November 2005, were each identified as suitable candidates by current members of the Board of Directors and interviewed by the Nominating and Corporate Governance Committee prior to their nomination to, and appointment by, the full Board of Directors.

Communicating with the Independent Directors

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The Nominating and Corporate Governance Committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as they consider appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Nominating and Corporate Governance Committee, with the assistance of the Company’s General Counsel, consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors c/o Corporate Secretary, PolyMedica Corporation, 701 Edgewater Drive, Wakefield, Massachusetts 01880.

Code of Conduct and Ethics

The Company has adopted a written Code of Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.polymedica.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed PolyMedica’s audited financial statements for the fiscal year ended March 31, 2006 and discussed these financial statements with PolyMedica’s management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, PolyMedica’s independent auditors.

PolyMedica’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and the independence of the auditors from PolyMedica. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to PolyMedica which are referred to in “Independent

Auditor Fees and Other Matters” is compatible with maintaining such auditors’ independence and concluded that they were.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to PolyMedica’s Board of Directors that the audited financial statements be included in PolyMedica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

By the Audit Committee of the Board of Directors of PolyMedica:

Marcia J. Hooper, Chair
Edward A. Burkhardt
James J. Mahoney, Jr.*

*	Joined Audit Committee on November 18, 2005.

Directors’ Compensation

Non-employee directors receive annual retainers of $50,000. There are additional retainers for additional services. The Chairman receives a $20,000 retainer, the Audit Committee and Compliance Committee chairs $10,000 each, Audit Committee and Compliance Committee members receive $5,000, other committee chairs receive $7,500, and other committee members receive $4,000. There is no additional retainer for serving on the Executive Committee and Directors who are officers or employees of PolyMedica do not receive any additional compensation for their services as directors.

Non-employee directors are also entitled to participate in the 2000 Plan, which, among other things, provides for discretionary grants of non-qualified stock options and restricted stock to non-employee members of the Board of Directors. Other than Mr. Mahoney and Professor Palepu, each non-employee director received a restricted stock grant of 2,802 shares Common Stock pursuant to the 2000 Plan in September 2005. On joining the Board of Directors in November 2005 and June 2006, each of Mr. Mahoney and Professor Palepu received grants of 2,157 shares and 690 shares, respectively, prorated to reflect the amount of time each would serve until the Company’s 2006 Annual Meeting of Shareholders.

Compensation of Executive Officers

Summary Compensation Table.  The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of PolyMedica’s Chief Executive Officer and PolyMedica’s three other most highly compensated executive officers who were serving as executive officers on March 31, 2006 (the “Named Executive Officers”). As of March 31, 2006, there are no other executive officers under the terms of Regulation S-K Item 402.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)				Long Term Compensation
					Other			Securities
					Annual	Restricted		Underlying	All Other
		Salary		Bonus	Compensation	Stock		Options	Compensation
Name and Principal Position	Year	($)		($)(2)	($)(3)	Awards		(#)(4)	($)(5)

Patrick T. Ryan	2006	$663,962		$543,868	$29,522	—		50,000	$74,853
President, Chief Executive Officer	2005	325,000	(6)	325,000	17,248	$483,750	(7)	450,000	6,103
and Director

Stephen C. Farrell	2006	384,000		305,776	13,879	1,734,500	(8)	105,000	57,386
Chief Operating	2005	370,201		296,382	15,999	—		60,000	48,273
Officer	2004	283,750		212,022	12,265	—		150,000	40,412

Keith W. Jones	2006	325,000		258,795	9,744	1,977,500	(9)	—	26,947
Chief Financial Officer	2005	43,750	(10)	143,333	—	—		300,000	3,392

Devin J. Anderson	2006	237,541		119,444	8,634	289,072	(11)	17,500	21,343
General Counsel and Secretary

(1)	Other compensation in the form of perquisites and other personal benefits, other than de minimis perks broadly available to other employees, has been included.

(2)	These amounts were either paid or accrued for the year shown.

(3)	All amounts represent auto allowances or tax planning services for all Named Executive Officers.

(4)	Represents options to purchase Common Stock granted under the Company’s 2000 Plan.

(5)	Represents PolyMedica’s matching cash contribution paid and/or accrued under PolyMedica’s 401(k) Plan, amounts paid by PolyMedica for group term life insurance and amounts credited to the individual’s account with the deferred compensation plan, other than voluntary deferrals from salary and bonus. Mr. Ryan received $7,878 in 401(k) matching contributions in 2006, $1,703 and $833 in taxable group term life benefits in 2006 and 2005, respectively, and $65,272 and $5,270 in deferred compensation credits in 2006 and 2005, respectively. Mr. Farrell received $6,300, $6,739, and $6,702 in 401(k) matching contributions in 2006, 2005, and 2004, respectively, $631, $546, and $406 in group term life benefits in 2006, 2005 and 2004, respectively, and $50,455, $40,988, and $33,304 in deferred compensation credits in 2006, 2005 and 2004, respectively. Mr. Jones received $2,625 in 401(k) matching contributions in 2006, $473 and $59 in group term life benefits in 2006 and 2005, respectively, and $23,849 and $3,333 in deferred compensation credits in 2006 and 2005, respectively. Mr. Anderson received $6,857 in 401(k) matching contributions, $331 in group term life benefits and $14,155 in deferred compensation credits in 2006.

(6)	Represents Mr. Ryan’s salary from his appointment as Chief Executive Officer in September 2004 until March 31, 2005.

(7)	Represents a restricted award of 15,000 shares of Common Stock on March 18, 2005 having a fair market value on the date of grant of $483,750 and $635,250 as of March 31, 2006. These values represent the then fair market value of the Company’s Common Stock on NASDAQ less the aggregate purchase price of the shares. These shares of restricted Common Stock are entitled to receive dividends as, if and when declared by the Board of Directors with respect to shares of the Company’s Common Stock. 3,750 of these shares vested on September 27, 2005 and the remaining 11,250 share vest in equal installments at the end of each calendar quarter beginning September 30, 2005 and ending on June 30, 2008 if Mr. Ryan remains employed by the Company.

(8)	Represents a restricted award of 50,000 shares of Common Stock on May 27, 2005 having a fair market value on the date of grant of $1,734,500 and $2,117,500 as of March 31, 2006. These values represent the then fair market value of the Company’s Common Stock on NASDAQ less the aggregate purchase price of the shares. These shares of restricted Common Stock are entitled to receive dividends as, if and when declared by the Board of Directors with respect to shares of the Company’s Common Stock. All 50,000 shares vest on May 27, 2009 if Mr. Farrell remains employed by the Company.

(9)	Represents a restricted award of 50,000 shares of Common Stock on March 9, 2006 having a fair market value on the date of grant of $1,977,500 and $2,117,500 as of March 31, 2006. These values represent the then fair market value of the Company’s Common Stock on NASDAQ less the aggregate purchase price of the shares. These shares of restricted Common Stock are entitled to receive dividends as, if and when declared by the Board of Directors with respect to shares of the Company’s Common Stock. 12,500 shares from this award vest on the first anniversary of the Company’s Common Stock trading at $50 per share or above for at least 30 consecutive days. The remaining 37,500 shares vest in 12 equal quarterly installments thereafter. All vesting is dependent on Mr. Jones remaining employed by the Company.

(10)	Represents Mr. Jones’ salary from his appointment as Chief Financial Officer in February 2005 until March 31, 2005.

(11)	Represents a restricted award of 8,333 shares of Common Stock on May 27, 2005 having a fair market value on the date of grant of $289,072 and $352,903 as of March 31, 2006. These values represent the then fair market value of the Company’s Common Stock on NASDAQ less the aggregate purchase price of the shares. These shares of restricted Common Stock are entitled to receive dividends as, if and when declared by the Board of Directors with respect to shares of the Company’s Common Stock. All 8,333 shares vest on May 27, 2009 if Mr. Anderson remains employed by the Company.

Option Grants.  The following table sets forth certain information regarding options to purchase PolyMedica’s Common Stock granted during the fiscal year ended March 31, 2006 by PolyMedica to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable
	Number of	Percent of			Value at Assumed
	Securities	Total Options			Annual Rates of
	Underlying	Granted to	Exercise		Stock Price Appreciation
	Options	Employees in	Price	Expiration	for Option Term(3)
Name	(#)(1)	Fiscal Year	($/Sh)(2)	Date	5%	10%

Patrick T. Ryan(4)	50,000	5.98%	$33.13	10/14/2015	$1,041,764	$2,640,034
Stephen C. Farrell(5)	105,000	12.57%	$34.70	5/27/2015	$2,291,378	$5,806,801
Keith W. Jones(6)	—	—	—	—	—	—
Devin J. Anderson(5)	17,500	2.09%	$34.70	5/27/2015	$381,896	$967,800

(1)	Each option granted contains standard change-of-control and acceleration provisions pursuant to the 2000 Plan, as modified by an executive retention agreement entered into between PolyMedica and the recipient. See “Employment Agreement” below for further information.

(2)	The exercise price of each option was equal to the fair market value per share of PolyMedica’s Common Stock on the date of grant as determined by the Board of Directors on the date of grant.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted to their expiration date and are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

(4)	This option vests and becomes exercisable as to 25% of such shares on October 14, 2006 and the remaining 75% of such shares vest over twelve equal quarterly installments following the first vesting date.

(5)	This option vested and became exercisable as to 25% of such shares on May 27, 2006 and the remaining 75% of such shares vest over twelve equal quarterly installments following the first vesting date.

(6)	Mr. Jones did not receive a stock option grant during the fiscal year ended March 31, 2006.

Fiscal Year-End Option Values.  The following table sets forth the number and value of stock options exercised during the fiscal year ended March 31, 2006 by each of the Named Executive Officers and the number of unexercised options held by each Named Executive Officer on March 31, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money Options
	Acquired on	Value	Options at Fiscal Year End		at Fiscal Year End(2)
Name	Exercise(#)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Patrick T. Ryan	—	—	196,875	303,125	$2,308,688	$3,429,813
Stephen C. Farrell	—	—	159,061	211,377	2,788,590	2,194,353
Keith W. Jones	—	—	93,750	206,250	704,062	1,548,937
Devin J. Anderson	—	—	25,355	49,878	344,727	493,953

(1)	Based upon the fair market value of PolyMedica’s Common Stock on the exercise date less the aggregate exercise price of the option.

(2)	Based on the difference between the last sales price of PolyMedica’s Common Stock on NASDAQ on March 31, 2006 ($42.36 per share) and the option exercise price, multiplied by the number of shares underlying such options.

Employment Agreements and Termination Arrangements

Chief Executive Officer — Patrick T. Ryan

Mr. Ryan has been PolyMedica’s Chief Executive Officer and a member of the Board of Directors since September 2004. Mr. Ryan has an employment agreement dated October 14, 2005, as amended on July 25, 2006, which provides for salary, cash bonuses, equity compensation, benefits, and payments in certain change-in-control circumstances.

Mr. Ryan receives an annual base salary of $703,490 which is reviewed at least annually by the Compensation Committee. Mr. Ryan is also eligible to receive an annual bonus at the sole discretion of the Compensation Committee and is eligible to participate in all benefit programs the Company makes available to other employees and executives, including health insurance, life insurance, and stock based compensation.

Mr. Ryan’s agreement has a four year term which automatically renews on a year to year basis thereafter unless the Company decides to terminate the agreement. The Company has the right to terminate the employment agreement with Mr. Ryan, at any time with or without cause, upon seven (7) days’ written notice. If at any time during the term of the employment agreement his employment is terminated without cause or he resigns for good reason, Mr. Ryan will receive a lump sum payment and he will be entitled to a continuation of all employee benefits during the 18-month period following employment termination. If the termination or resignation for good reason occurs in fiscal 2007, the lump sum payment will consist of any accrued compensation plus a payment equal to two times the sum of his highest base salary and 150% of his target 2007 cash bonus. If the termination or resignation for good reason occurs after March 31, 2007, the lump sum payment will consist of any accrued compensation plus a payment equal to two times the sum of his highest base salary and his average bonus during the prior three-year period.

If Mr. Ryan’s employment is terminated by PolyMedica without cause or by Mr. Ryan for good reason within 24 months following a change in control, in addition to any other post-termination benefits which an officer is eligible to receive under any plan or program of PolyMedica, Mr. Ryan will receive a lump sum payment and a continuation of all employee benefits during the 18-month period following termination. If the event of termination or change of control occurs in fiscal 2007, the lump sum payment will consist of any accrued compensation plus a payment equal to 2.99 times the sum of his highest base salary and 150% of his target 2007 cash bonus. If the event of termination or change of control occurs after March 31, 2007, the lump sum payment will consist of any accrued compensation plus a payment equal to 2.99 times the sum of his highest based base salary and his average bonus during the prior three-year period. If such a termination or resignation occurs within 24 months of a change in control at PolyMedica, the amount of severance benefits payable to Mr. Ryan will be reduced by an amount necessary to avoid triggering any penalty taxes under Section 280(g) of the Internal Revenue Code of 1996, as amended (the “Code”) if the severance benefits are less than 3.3 times the “base amount” under Section 280(g). If the severance benefits exceed 3.3 times such Section 280(g) “base amount” the Company will make an additional payment to Mr. Ryan equal to any additional taxes imposed by Section 4999 of the Code and any taxes owed on the additional payment. On a change in control, each outstanding stock option held by Mr. Ryan will become immediately exercisable in full and each outstanding restricted stock award will become fully vested.

Mr. Ryan has also agreed not to compete with PolyMedica for two years following termination of his employment.

Chief Operating Officer — Stephen C. Farrell

Stephen C. Farrell has been Chief Operating Officer of PolyMedica since September 27, 2004. On February 13, 2006 Mr. Farrell entered into a new employment agreement which replaced his September 1, 2000 employment agreement and March 7, 2002 retention agreement.

Under his new employment agreement, Mr. Farrell’s base salary is $384,000. Mr. Farrell’s base salary is reviewed at least annually by the Compensation Committee and is currently $395,520. Mr. Farrell is eligible to receive an annual bonus payment in an amount, if any, to be determined by the Compensation Committee and is eligible to participate in all benefit programs the Company makes available to other employees and executives, including health insurance, life insurance, and stock based compensation.

Mr. Farrell’s agreement has a three year term which automatically renews on a year to year basis thereafter unless the Company decides to terminate the agreement. Both Mr. Farrell and PolyMedica have the right to terminate Mr. Farrell’s employment agreement at any time with or without cause. If at any time during the term of an employment agreement his employment is terminated without cause or he resigns for good reason, Mr. Farrell will receive a lump sum payment equal to twice the sum of his highest base salary and average bonus during the prior three-year period, and he will be entitled to a continuation of all employee benefits during the 18-month period following employment termination. If such a termination or resignation occurs within 24 months of a change in control of PolyMedica, the amount of severance benefits payable to Mr. Farrell will be reduced by an amount necessary to avoid triggering any penalty taxes under Section 280(g) of the Code if the severance benefits are less than 3.3 times the “base amount” under Section 280(g). If the severance benefits exceed 3.3 times such Section 280(g) “base amount” the Company will make an additional payment to Mr. Farrell equal to any additional taxes imposed by Section 4999 of the Code and any taxes owed on the additional payment. On a change in control, each outstanding stock option held by Mr. Farrell will become immediately exercisable in full and each outstanding restricted stock award will become fully vested.

Mr. Farrell has also agreed not to compete with PolyMedica for three years following termination of his employment.

Chief Financial Officer — Keith W. Jones

Keith W. Jones was appointed to Chief Financial Officer of the Company on February 14, 2005. On March 9, 2006, Mr. Jones entered into a new employment agreement which replaced the employment agreement and retention agreements dated February 9, 2005.

Under his new employment agreement, Mr. Jones’ base salary is $325,000. Mr. Jones’ base salary is reviewed at least annually by the Compensation Committee and is currently $334,750. Mr. Jones is eligible to receive an annual bonus payment in an amount, if any, to be determined by the Compensation Committee and is eligible to participate in all benefit programs the Company makes available to other employees and executives, including health insurance, life insurance, and stock based compensation.

Mr. Jones’ agreement has a three year term which automatically renews on a year to year basis thereafter unless the Company decides to terminate the agreement. Both Mr. Jones and PolyMedica have the right to terminate his employment at any time with or without cause. If at any time during the term of an employment agreement his employment is terminated without cause or he resigns for good reason, Mr. Jones will receive a lump sum payment equal to twice the sum of his highest base salary and average bonus during the prior three-years, and he will be entitled to a continuation of all employee benefits during the 18-month period following employment termination. If such a termination or resignation occurs within 24 months of a change in control of PolyMedica, the amount of severance benefits payable to Mr. Jones will be reduced by an amount necessary to avoid triggering any penalty taxes under Section 280(g) of the Code if the severance benefits are less than 3.3 times the “base amount” under Section 280(g). If the severance benefits exceed 3.3 times such Section 280(g) “base amount” the Company will make an additional payment to Mr. Jones equal to any additional taxes imposed by Section 4999 of the Code and any taxes owed on the additional payment. On a change in control, each outstanding stock option held by Mr. Jones will become immediately exercisable in full and each outstanding restricted stock award will become fully vested.

Mr. Jones has also agreed not to compete with PolyMedica for three years following termination of his employment.

General Counsel — Devin J. Anderson

Devin J. Anderson was appointed General Counsel of the Company on June 1, 2005. Mr. Anderson has been Secretary since 2003. On February 13, 2006 Mr. Anderson entered into an employment agreement which provides for a base salary of $250,000. Mr. Anderson’s base salary is reviewed at least annually by the Compensation Committee and is currently $257,500. Mr. Anderson is eligible to receive an annual bonus payment in an amount, if any, to be determined by the Compensation Committee and is eligible to participate in all benefit programs the Company makes available to other employees and executives, including health insurance, life insurance, and stock based compensation.

Mr. Anderson’s agreement has a three year term which automatically renews on a year to year basis thereafter unless the Company decides to terminate the agreement. Both Mr. Anderson and PolyMedica have the right to terminate his employment at any time with or without cause. If at any time during the term of an employment agreement his employment is terminated without cause or he resigns for good reason, Mr. Anderson will receive a lump sum payment equal to twice the sum of his highest base salary and average bonus during the prior three-years, and he will be entitled to a continuation of all employee benefits during the 18-month period following employment termination. If such a termination or resignation occurs within 24 months of a change in control of PolyMedica, the amount of severance benefits payable to Mr. Anderson will be reduced by an amount necessary to avoid triggering any penalty taxes under Section 280(g) of the Code if the severance benefits are less than 3.3 times the “base amount” under Section 280(g). If the severance benefits exceed 3.3 times such Section 280(g) “base amount” the Company will make an additional payment to Mr. Anderson equal to any additional taxes imposed by Section 4999 of the Code and any taxes owed on the additional payment. On a change in control, each outstanding stock option held by Mr. Anderson will become immediately exercisable in full and each outstanding restricted stock award will become fully vested.

Mr. Anderson has also agreed not to compete with PolyMedica for three years following termination of his employment.

Executive Savings Plan/Deferred Compensation Plan

In order to address certain requirements of the new Section 409A of the Code, as enacted by the American Jobs Creation Act of 2004, on December 13, 2004 the Compensation Committee approved the cessation of contributions to the Company’s Deferred Compensation Plan and adopted the PolyMedica Corporation Executive Savings Plan, effective January 1, 2005.

The terms of the Executive Savings Plan generally mirror the terms of the Company’s former Deferred Compensation Plan. The Executive Savings Plan allows a select group of management of the Company or certain of the Company’s affiliates to elect to defer up to 25% of their base salary and up to 100% of any cash bonus. Deferred amounts are credited to an in-service account for his or her benefit or to a retirement account, at the participant’s election.

PolyMedica also contributes to the executive’s accounts. The Company will credit an amount equal to the compensation deferred by a participant to that participant’s account under the Executive Savings Plan, up to an amount that is the lesser of 3% of the amount by which the participant’s compensation for the plan year exceeds the compensation limit under Section 401(a)(17) of the Code for the plan year or 50% of the participant’s deferrals for the plan year. With respect to certain participants, the Company will further credit to such participant’s account an employer contribution equal to 6.2% of the excess, if any, of the participant’s annual compensation over the Social Security wage base for that year. Finally, the Company may also make voluntary contributions.

An executive can defer these payments until they leave the Company, in which case the funds are considered to be in a retirement account, or until a certain fixed date during their service to the Company, in which case the funds are considered to be in a in-service account. An executive can specify a date on which distributions from an in-service account are to commence, which date must be 2 years from the end of the year in which contributions are made to such account. Distributions from an in-service account shall start the earlier of the distribution date specified by the executive or the month immediately following the executive’s separation from service or termination by reason of death or disability. A distribution from an executive’s retirement account shall begin one month after the executive’s separation from service or termination by reason of death or disability. However, if an employee is a key employee in no event shall distributions be made before the date that is 6 months after the date of the participant’s separation from service, or if earlier, the executive’s death or disability. Distributions are made in a lump sum or in at least four but not more than 60 quarterly installments (15 years). In the event of an unforeseeable emergency, the participant may withdraw the lesser of the amount necessary to meet the emergency or the value of the participant’s account reduced by applicable withholding tax. Finally, upon the occurrence of a change in control of the Company, the full value of the participant’s account will be distributed in a lump sum. An executive may not assign or pledge his rights to payment under the plan.

The participant may make certain investment choices and the account of each executive is credited with earnings and losses as though the accounts were invested. While the Company has established a trust for the purpose of satisfying its obligations under the Executive Savings Plan, the payment of benefits under the Executive Savings Plan is made from PolyMedica’s general assets and are subject to the claims of PolyMedica’s creditors. No executive has any rights under the Executive Savings Plan greater than the rights of an unsecured general creditor of PolyMedica.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2006, the members of the Compensation Committee included Ms. Hooper, Dr. Bernstein and Messrs. Mahoney, Pyle (as Chair prior to November 18, 2005), Solomont and Van Faasen (as Chair after November 18, 2005). None of these individuals is, or has ever been an officer or employee of the Company or any of its subsidiaries.

Related Party Transactions

There have been no transactions since March 31, 2005 between the Company and (i) any director or executive officer, (ii) any nominee for election as a director, (iii) any security holder who is known to the registrant to own of record, or beneficially, more than five percent of any class of the registrant’s voting securities, (iv) or any member of the immediate family of those listed in (i) through (iii), in which the amount involved exceeds $60,000 other than the compensation arrangements described in above or under “Director’s Compensation.”

Compensation Committee Report on Executive Compensation

The PolyMedica executive compensation program is administered by the standing Compensation Committee. The executive compensation program is designed to retain and reward senior executives who will lead PolyMedica and achieve business objectives within the markets in which PolyMedica competes. Accordingly, it is the goal of the Compensation Committee to have the compensation paid to a particular individual reflect the contribution made by the individual to the achievement of PolyMedica’s business objectives.

In fiscal year 2005, the Compensation Committee retained an independent consultant to do a new study of the compensation of PolyMedica’s executive officers. The study was completed in March 2005 and was considered by the Compensation Committee and the Board in setting executive officer salaries for fiscal 2006. An independent consultant was also retained in connection with the negotiation of Mr. Ryan’s employment agreement dated October 14, 2005 as well as equity grants to the Company’s executive officers.

Executive Compensation Program

Annual compensation for executive officers consisted of the following four fundamental elements:

•	Base salary;

•	Annual cash bonus;

•	Long-term incentive program equity grants; and

•	Deferred compensation.

In determining base salary, cash bonuses and equity grants for fiscal 2006, the Compensation Committee reviewed each executive’s contributions to PolyMedica’s achievement of its business plan and goals and the performance of PolyMedica in meeting its overall business objectives, including regulatory compliance and financial performance. The Compensation Committee also reviewed other companies in the industry at comparable stages of development and of similar capitalization. In general, the Compensation Committee has sought to ensure that the executive officers are generally compensated in the top half of compensation paid by PolyMedica’s peer group. Each of the four elements of compensation is discussed below.

Base Salary.  The Compensation Committee adjusted salaries based on its assessment of each executive’s individual performance and increases in salaries paid by comparable companies.

Bonuses.  PolyMedica’s fiscal 2006 executive incentive compensation program provided for a cash pool to be paid out on the basis of achievement of specified compliance, financial and strategic targets and objectives of PolyMedica.

Long-Term Incentive Compensation.  PolyMedica’s long-term incentive compensation program is implemented through the periodic grant of stock options or restricted stock. PolyMedica’s equity compensation program promotes a long-term congruity of interest between PolyMedica’s employees and its shareholders and assists in the retention of executives. The number of shares to be granted to each participant generally reflects the position of the executive within PolyMedica and his or her contributions to PolyMedica’s achievement of the business plan and goals. Stock options are granted at or above the current market price on the date of the grant and generally vest over a four-year period to encourage key employees to continue in the employ of PolyMedica. Restricted stock generally has a similar vesting period.

Deferred Compensation.  PolyMedica’s Executive Savings Plan allows a select group of management of the Company or certain of the Company’s affiliates to elect to defer up to 25% of their base salary and up to 100% of any cash bonus. Deferred amounts are credited to an in-service account for his or her benefit or to a retirement account, at the participant’s election.

PolyMedica also contributes to the executive’s accounts. The Company will credit an amount equal to the compensation deferred by a participant to that participant’s account under the Executive Savings Plan, up to an amount that is the lesser of 3% of the amount by which the participant’s compensation for the plan year exceeds the compensation limit under Section 401(a)(17) of the Code for the plan year or 50% of the participant’s deferrals for the plan year. With respect to certain participants, the Company will further credit to such participant’s account an employer contribution equal to 6.2% of the excess, if any, of the participant’s annual compensation over the Social Security wage base for that year. Finally, the Company may also make voluntary contributions.

Summary of Compensation of the Chief Executive Officer.  Under Mr. Ryan’s employment agreement he receives $703,490 per year as salary and is eligible for a target bonus of 100% of his base salary. In fiscal year 2006, Mr. Ryan received $663,962 in salary and a bonus of $543,868, which was paid in accordance with the Executive Compensation Program — Bonuses discussed above. In addition, Mr. Ryan received a grant of 50,000 options to purchase Common Stock at $33.13 per share. In determining Mr. Ryan’s total compensation, the Compensation Committee sought to provide Mr. Ryan with a salary package consisting of base salary, bonus compensation and equity compensation that is comparable to companies within PolyMedica’s peer group, with more emphasis on the equity component of his compensation.

Compliance with Section 162(m).  Section 162(m) of the Code generally disallows a tax deduction to a public company for certain compensation in excess of $1,000,000 paid to the company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, PolyMedica structures and administers its equity incentive plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments (such as annual bonus program payments) that may be in excess of the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company’s shareholders, after taking into consideration changing business conditions and the performance of employees.

By the Compensation Committee of the Board of Directors of PolyMedica:

William C. Van Faasen, Chair*
Daniel S. Bernstein, M.D.
James J. Mahoney, Jr.**
Alan D. Solomont**

* Named Chair on November 18, 2005

** Joined Compensation Committee on November 18, 2005.

Comparative Stock Performance

The comparative stock performance graph below compares the cumulative shareholder return on the Common Stock of PolyMedica for the period from March 31, 2001, and through the fiscal years ended March 31, 2002, 2003, 2004, 2005 and 2006 with the cumulative total return on, (i) the Nasdaq Stock Market (the “Nasdaq Composite Index”), (ii) the Russell 2000 Index and (iii) a peer group (the “2005 Peer Group”) determined by PolyMedica and used in connection with the 2005 Proxy Statement. The graph assumes the investment of $100 in PolyMedica’s Common Stock, the Nasdaq Composite Index, the Russell 2000 Index and the 2005 Peer Group on March 30, 2001, and reinvestment of all dividends. Measurement points are on March 30, 2001, March 28, 2002, March 31, 2003, March 31, 2004, 2005 and 2006.

Management has decided not to determine its own peer group in connection with this Proxy Statement. Management has reviewed the published industry and line-of-business indices and has determined that there is no one index which provides an accurate list of comparable companies. In addition, management believes it can not reasonably identify a consistent peer group of publicly traded companies with similar businesses and scope. For example, three companies from the 2005 Peer Group are no longer appropriate because PolyMedica has divested itself of its respiratory and women’s health businesses. In addition, four other companies from the 2005 Peer Group are no longer regularly traded in a public securities market.

	3/30/01	3/28/02	3/31/03	3/31/04	3/31/05	3/31/06
PolyMedica Corporation	100.0	111.87	134.97	243.45	293.92	398.95
Russell 2000 Index	100.0	113.98	83.25	136.39	143.77	180.93
2005 Self-Determined Peer Group	100.0	108.44	109.81	133.15	166.81	145.27
Nasdaq Stock Market (U.S. Comparative)	100.0	103.60	77.19	113.63	114.19	135.14

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended requires PolyMedica’s directors, executive officers and persons who own more than ten percent of any registered class of PolyMedica’s equity securities (“reporting persons”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of PolyMedica. Reporting persons are required by SEC regulations to furnish PolyMedica with copies of all Section 16(a) reports they file.

Based solely on its review of copies of reports filed by reporting persons of PolyMedica under Section 16(a), and written representations from such reporting persons, PolyMedica believes that all filings required to be made by reporting persons of PolyMedica were timely filed for the year ended March 31, 2006 in accordance with Section 16(a).

Board of Directors’ Recommendation

The Board of Directors believes election of Walter R. Maupay, Jr., Patrick T. Ryan and William C. Van Faasen as Class III Directors of the Company for the ensuing 3 years is in the best interests of PolyMedica and its shareholders and recommends a vote FOR such nominees.

ITEM TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP (“PwC”) as PolyMedica’s independent registered public accounting firm for the current year. PwC (or one of its predecessors, Coopers & Lybrand LLP) has served as PolyMedica’s independent public accountants since 1990.

Representatives of PwC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

If the shareholders do not ratify the selection of PwC as PolyMedica’s independent public accountants, the selection of such accountants will be reconsidered by the Board of Directors.

Board of Directors’ Recommendation

Accordingly, the Board of Directors believes ratification of the selection of PwC as PolyMedica’s independent registered public accounting firm for the current year is in the best interests of PolyMedica and its shareholders and recommends a vote FOR this proposal.

Independent Auditor Fees and Other Matters

The following table summarizes the fees of PwC, our independent auditors, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	2006	2005

Audit Fees(1)	$1,066,265	$1,538,569
Audit-Related Fees(2)	26,800	25,000
Tax Fees(3)	282,970	319,065
All Other Fees(4)	23,272	159,896

Total Fees	$1,399,307	$2,042,530

(1)	Audit Fees consist of fees for an audit of our consolidated financial statements and of our internal control over financial reporting as of year-end, reviews of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits. None of the Audit-Related Fees billed in fiscal years 2006 and 2005 related to services provided under a de minimis exception to the audit committee pre-approval requirements.

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $85,950 of the total Tax Fees billed in fiscal year 2006 and $197,020 of the total Tax Fees billed in fiscal year 2005. Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee payroll tax research and requests for rulings or technical advice from taxing authorities. None of the Tax Fees billed in fiscal years 2006 and 2005 were provided under a de minimis exception to the audit committee pre-approval requirements.

(4)	All Other Fees for fiscal years 2006 and 2005 consist primarily of fees for insurance claim services. None of the All Other Fees billed in fiscal year 2006 or 2005 were provided under a de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policies and Procedures

The Audit Committee has the authority to approve all audit and non-audit services that are to be performed by the Company’s independent auditors. Generally, the Company may not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee (or a properly delegated subcommittee thereof).

OTHER MATTERS

The Board of Directors does not know of any other matters, which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by PolyMedica. In addition to solicitations by mail, PolyMedica’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews and PolyMedica reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and PolyMedica will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing or calling the Company at the following address or phone number: PolyMedica Corporation, 701 Edgewater Drive, Wakefield, Massachusetts 01880, Attention: Investor Relations or by calling (781) 486-8111. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2007 ANNUAL MEETING

Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for its 2007 Annual Meeting of Shareholders must be received by the Secretary of the Company at the principal offices of the Company no later than March 30, 2007.

The Company’s Restated By-Laws also establish an advance notice procedure with respect to the business to be conducted at an annual meeting of shareholders. In order to be properly brought before the meeting, a notice of such business must have been received by the Secretary of the Company by the later of (i) June 28, 2007 and (ii) sixty days prior to the 2007 Annual Meeting of Shareholders. Any such notice must contain certain specified information concerning the business proposed to be brought before the meeting and the shareholder proposing to bring such business before the meeting, all as set forth in the Restated By-Laws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective item of business shall be disregarded.

By Order of the Board of Directors,

Devin J. Anderson, Secretary

July 26, 2006

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THIS ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

POLYMEDICA CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, SEPTEMBER 19, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF POLYMEDICA CORPORATION
     The undersigned, revoking all prior proxies, hereby appoint(s) Stephen C. Farrell and Devin J. Anderson, and each of them (with full power of substitution), as proxies to represent and vote, as designated herein, all shares of Common Stock of PolyMedica Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Sheraton Colonial Hotel, One Audubon Road, Wakefield, Massachusetts on Tuesday, September 19, 2006, at 9:00 a.m. local time, and at any adjournment thereof.
     In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Annual Meeting.
PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

☑ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.
     (1) To elect the following three (3) nominee directors as Class III Directors of the Company (except as marked below) for the ensuing three years:

Nominees:	Walter R. Maupay, Jr., Patrick T. Ryan and William C. Van Faasen

☐	FOR the nominees (except as marked below)	☐	WITHHOLD authority to vote for all nominees

FOR all nominees, except authority withheld
to vote for the following nominee:

     (2) To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending March 31, 2007.

☐	FOR	☐	AGAINST	☐	ABSTAIN
NOTE: Please sign your name exactly as it appears on your stock certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign. If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized officers should sign for corporations.

Date:		Date:

	Signature		Signature (if held jointly)